Exhibit 99.3

BROADWIND ENERGY, INC.

INDEX TO (UNAUDITED) PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

BROADWIND ENERGY, INC.

(UNAUDITED) PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The accompanying (unaudited) pro forma combined condensed financial statements present the historical financial information of Broadwind Energy, Inc. (“Broadwind”), as adjusted for the purchase of Badger Transport, Inc. (“Badger”).  For financial reporting purposes, the business combination is to be accounted for with Broadwind as the acquirer.

The accompanying pro forma combined condensed balance sheet presents the historical financial information of Broadwind as of March 31, 2008, as adjusted for the purchase of Badger, accounted for as a business combination.

The accompanying pro forma combined condensed statements of operations for the year ended December 31, 2007, and for the three months ended March 31, 2008, combine the historical financial information of Badger with the historical information of Broadwind for the respective periods, as if the acquisition had occurred on January 1, 2007.

The pro forma combined condensed financial statements have been prepared by management, based on the historical financial statements of Broadwind and Badger.  These pro forma combined condensed financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future.  The pro forma combined condensed financial statements should be read in conjunction with the historical financial statements of Broadwind for the year ended December 31, 2007 and the three months ended March 31, 2008 and with the historical statements of Badger for the year ended December 31, 2007 and the three months ended March 31, 2008 included elsewhere in this filing.

BROADWIND ENERGY, INC.

PRO FORMA COMBINED CONDENSED BALANCE SHEET (UNAUDITED)

AS OF MARCH 31, 2008

	Badger Transport, Inc.	Broadwind Energy, Inc.	Pro Forma Adjustments	Footnote 2 reference	Pro Forma Combined
ASSETS

CURRENT ASSETS
Cash	$97,799	$6,852,181	$(5,986,960)	(1)	$963,020
Restricted cash	—	500,000			500,000
Accounts receivable, net of allowances	1,704,500	19,611,689			21,316,189
Inventories, net of allowances	—	15,858,411			15,858,411
Prepaid expenses	87,545	960,151			1,047,696
Other current assets	12,449	504,550			516,999
Total current assets	1,902,293	44,286,982			40,202,315

PROPERTY AND EQUIPMENT, AT COST
Buildings and land	—	5,677,589			5,677,589
Machinery and equipment	9,931,740	66,225,775	(2,182,425)	(4)	73,975,090
Leasehold improvements	—	2,235,469			2,235,469
Office furniture and equipment	17,501	1,087,336	(7,370)	(4)	1,097,467
	9,949,241	75,226,169			82,985,615
Less accumulated depreciation and amortization	(2,980,795)	(4,566,227)	2,980,795	(4)	(4,566,227)
Property and equipment, net	6,968,446	70,659,942			78,419,388

Other assets:
Goodwill	—	29,437,265	8,422,960	(1)	37,860,225
Intangibles, net of accumulated amortization	—	107,932,343	6,240,000	(2)	114,172,343
Other noncurrent assets	—	262,521			262,521
Total other assets	—	137,632,129			152,295,089
Total assets	$8,870,739	$252,579,053			$270,916,792

BROADWIND ENERGY, INC.

PRO FORMA COMBINED CONDENSED BALANCE SHEET (UNAUDITED) (CONTINUED)

AS OF MARCH 31, 2008

	Badger Transport, Inc.	Broadwind Energy, Inc.	Pro Forma Adjustments	Footnote 2 reference	Pro Forma Combined
LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Lines of credit and notes payable	$849,400	$7,110,166			$7,959,566
Notes payable to related parties	—	26,364,805			26,364,805
Current maturities of long-term debt	584,203	15,676,796			16,260,999
Current portions of long-term capital lease obligations	617,357	309,924			927,281
Accounts payable	491,509	17,346,955			17,838,464
Accrued liabilities and other current liabilities	934,559	12,158,897			13,093,456
Unearned revenue	—	260,368			260,368
Customer deposits	—	1,672,006			1,672,006
Total current liabilities	3,477,028	80,899,917			84,376,945

Long-term debt, net of current maturities	1,793,519	18,913,018			20,706,537
Capital lease obligations, net of current portions	546,494	603,828			1,150,322
Interest rate swaps	—	618,251			618,251
Deferred income taxes	736,079	327,412	3,630,000	(1,3)	4,693,491
Total liabilities	6,553,120	101,362,426			111,545,546

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY
Common stock	500	79,929	82	(5)	80,511
Additional paid-in capital	—	164,456,224	5,836,918	(1)	170,293,142
Accumulated earnings (deficit)	2,528,521	(13,319,526)			(10,791,005)
Minority interest	(211,402)	—			(211,402)
Total stockholder’s equity	2,317,619	151,216,627			159,371,246
Total liabilities and stockholder’s equity	$8,870,739	$252,579,053			$270,916,792

BROADWIND ENERGY, INC.

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2007

	Badger Transport, Inc.	Broadwind Energy, Inc.	Pro Forma Adjustments	Footnote 2 reference	Pro Forma Combined
Net sales	$15,571,159	$29,804,432			$45,375,591
Cost of sales	11,706,800	25,864,795	(197,750)	(6)	37,373,845
Gross margin	3,864,359	3,939,637			8,001,746

Operating costs and expenses:
Selling, general and administrative expenses	1,757,218	5,726,328			7,483,546
Depreciation and amortization	10,848	1,749,560	880,169	(2)	2,640,577
	1,768,066	7,475,888			10,124,123
Operating income (loss)	2,096,293	(3,536,251)			(2,122,377)

Other income (expense):
Interest expense, net	(388,263)	(838,619)			(1,226,882)
Realized loss on foreign currency transactions	—	(14,824)			(14,824)
Other, net	11,374	82,943			94,317
Expense relating to variable interest entity	163,752	(94,698)			69,054
	(213,137)	(865,198)			(1,078,335)
Income (loss) before provision for income taxes	1,883,156	(4,401,449)			(3,200,712)
Provision (benefit) for income taxes	672,284	(1,039,470)	(353,828)	(3)	(721,014)
NET INCOME (LOSS)	$1,210,872	$(3,361,979)			$(2,479,698)

Net loss per common share - basic and diluted		$(0.07)			$(0.05)
Weighted average common shares outstanding - basic and diluted		51,535,137	581,959	(1)	52,117,096

BROADWIND ENERGY, INC.

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2008

	Badger Transport, Inc.	Broadwind Energy, Inc.	Pro Forma Adjustments	Footnote 2 reference	Pro Forma Combined
Net sales	$2,819,350	$35,163,995			$37,983,345
Cost of sales	2,254,528	27,153,551	(49,438)	(6)	29,358,641
Gross margin	564,822	8,010,444			8,624,704

Operating costs and expenses
Selling, general and administrative expenses	409,973	7,370,461			7,780,434
Depreciation and amortization	3,700	2,579,211	220,042	(2)	2,802,953
	413,673	9,949,672			10,583,387
Operating income (loss)	151,149	(1,939,228)			(1,958,683)

Other income (expense)
Interest expense, net	(54,535)	(1,216,666)			(1,271,201)
Other, net	—	(98,564)			(98,564)
Expense relating to variable interest entity	47,650	—			47,650
Total other income (expense)	(6,885)	(1,315,230)			(1,322,115)
Income (loss) before provision for income taxes	144,264	(3,254,458)			(3,280,798)
Provision for income taxes	69,766	188,072	(88,457)	(3)	169,381
NET INCOME (LOSS)	$74,498	$(3,442,530)			$(3,450,179)

Net loss per common share - basic and diluted		$(0.04)			$(0.04)
Weighted average common shares outstanding - basic and diluted		79,324,781	581,959		79,906,740

BROADWIND ENERGY, INC.

NOTES TO THE PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

(UNAUDITED)

Note 1 – Basis of presentation

The accompanying pro forma combined financial statements are presented to reflect the acquisition of Badger Transport, Inc. (“Badger”) by Broadwind Energy, Inc. (“Broadwind”), with the operations of Broadwind being the continuing operations of the combined entities.

The accompanying pro forma combined condensed balance sheet has been prepared to give effect to the acquisition of Badger by Broadwind as if the acquisition occurred on March 31, 2008.  The accompanying pro forma combined condensed statements of operations combine the historical operations of Broadwind and Badger as if the acquisition had occurred on January 1, 2007.

Note 2 – Pro forma adjustments

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

The unaudited pro forma combined condensed financial statements reflect the following pro forma adjustments:

Adjustment (1) - Broadwind purchased 100% of the outstanding shares of Badger for $11,811,000.

In accordance with SFAS 141, the purchase consideration of $11,811,000 and $184,000 of acquisition costs has been primarily allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition.  Such allocations resulted in goodwill of $7,123,000. These allocations reflected below as if the acquisition occurred on March 31, 2008.

Amount
Current assets	$1,902,000
Property and equipment	6,177,000
Intangible - Trade Name	370,000
Intangible - Customer Relationships	4,380,000
Intangible – Noncompete Agreement	1,490,000
Goodwill	7,123,000
Current liabilities	(3,477,000)
Capital lease obligations	(546,000)
Long term debt	(1,794,000)
Deferred tax liability	(3,630,000)
Total purchase consideration	$11,995,000

BROADWIND ENERGY, INC.

NOTES TO THE PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION (CONTINUED)

(UNAUDITED)

The total purchase consideration was paid through a combination of cash, stock and direct acquisition costs. The breakdown is as follows:

Cash	$5,811,000
Stock	6,000,000
Direct acquisition costs	184,000
Total purchase consideration	$11,995,000

Broadwind issued 581,959 unregistered shares of its $.001 par value common stock to the sole shareholder of Badger.

Adjustment (2) - As a result of the purchase, intangible assets were recorded at their fair market value, and amortization has been calculated for the intangible assets using a life of 20 years for the trade name, a 12 year life for the customer list, and a 3 year life for the non-compete agreement.

Adjustment (3) - As a result of the purchase, certain tax-deductible intangibles assets were recorded for which the tax lives differ from the book lives.  This adjustment recognizes the tax benefit associated with the timing difference, and the corresponding reduction in the deferred tax liability set up upon the purchase.

Adjustments (4) - As a result of the purchase, fixed assets were revalued to fair market value and accumulated depreciation was reduced to zero.

Adjustments (5) - As a result of the purchase, common stock of Badger was reduced to zero, and shares of Broadwind were issued

Adjustment (6) – As a result of the purchase, certain fixed asset were revalued to fair market value; this adjustment reflects the resulting change in depreciation